Exhibit 10.1
EMPLOYMENT AGREEMENT

This Employment Agreement (the “Agreement”) is made and entered into by and between Patco Electronics, Inc., a Florida corporation (the “Employer”), a wholly-owned subsidiary of Technology Research Corporation, a Florida corporation (“TRC”), and Roger M. Boatman, an individual resident of the State of Florida (the “Employee”).

BACKGROUND INFORMATION

Employee has certain skills, experience and abilities that are valuable to the success of Employer’s operations and future profitability.  Employer desires to retain and employ the services of Employee as a full-time employee in the position of President and Employee desires to work for and be employed by Employer in such position.  In consideration of the foregoing premises and of the mutual covenants and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties to this Agreement agree as follows:

OPERATIVE PROVISIONS
1. Term.  Unless earlier terminated as herein provided, the Employee’s employment with the Employer shall commence on the date that this Agreement is entered into (the “Effective Date”) and shall continue for a period of thirty-six (36) months thereafter.  The initial term of this Agreement may be extended for additional one year periods on the anniversary date of the Effective Date thereafter by written agreement executed by Employer and Employee.

2. Duties.  During the term of this Agreement, the Employee shall perform such duties as may be designated by the Board of Directors of Employer or the Board’s authorized designee.  In carrying out his responsibilities under this Agreement, Employee shall be required to report to an executive officer of TRC, as determined by the Board of Directors of Employer.  During such period, the Employee shall devote full attention, time and energies to the business and affairs of the Employer.  Employer agrees to comply with all applicable policies and procedures of Employer and TRC, as well as applicable laws in performing his duties for the Employer.  Employee agrees that he will perform his duties on behalf of the Employer from TRC’s main office located in Clearwater, Florida.

3. Compensation.  Subject to the provisions of  Section 5 of this Agreement, Employee will be paid an annual base salary of $120,000 (inclusive of any amounts subject to federal or state employment related withholding requirements).  Employer shall withhold from Employee’s salary all applicable federal, state and locate income and other payroll taxes.  Employee’s base salary will be payable in arrears in equal semi-monthly payments on the 15th and 30th day of each month or otherwise as the parties may agree.  For purposes of this Agreement, Employer shall be considered a “salary exempt employee”.

4. Benefits.  During the term of this Agreement, Employee will receive all fringe benefits enjoyed by other employees of Employer including, but not limited to, family health insurance, term life insurance, disability insurance, vacation, holiday, sick and other leave policies that may be in effect from time to time to the extent the Employee and his dependents are eligible for participation under the terms of such plans.

In addition, Employer agrees to be responsible for the co-pay requirements for Employee under Employer’s group health insurance policy, consistent with Employer’s employment and benefits policies for its salaried employees, as amended from time to time.  Employer shall also be entitled to receive three weeks of annual vacation for each year of employment completed with Employer, to be taken at such times as mutually agreed upon by Employer and Employee.

5. Termination of Employment.

a. Death of the Employee.  The employment period shall terminate immediately and automatically upon the death of the Employee; provided, however, that Employer shall pay to the estate of Employee the salary compensation which would otherwise be payable to Employee for up to thirty (30) days after Employee’s date of death.  After the payment described in the immediately preceding sentence, Employer shall have no further financial obligation to Employee or to his estate pursuant to this Agreement.

b. Termination by the Employer.  The Employer may terminate the employment period (i) immediately upon the delivery of a Notice of Termination (as defined in Section 5.d. of this Agreement) by the Employer to the Employee setting forth the facts that indicate that a determination has been made that the Employee has a “disability”, as defined in Section 5.e. of this Agreement; (ii) immediately upon delivery of a Notice of Termination by the Employer to the Employee setting forth the facts that indicate that an event constituting “cause” (as defined in Section 5.f. of this Agreement) has occurred, or on such later date as may be set forth in such Notice of Termination; or (iii) at any time without “cause” effective as of the 30th day following the delivery of a Notice of Termination by the Employer to the Employee, or on such later date as may be set forth in such Notice of Termination.

c. Termination by the Employee.  The Employee may terminate the employment period (i) immediately upon delivery of a Notice of Termination by the Employee to the Employer setting forth facts that indicate that an event constituting “good reason” (as defined in Section 5.g. of this Agreement) has occurred within the thirty (30) days immediately prior to the date of delivery of such Notice of Termination, or (ii) at any time without “good reason” effective as of the 30th day following the delivery of a Notice of Termination by the Employee to the Employer, or on such later date as may be set forth in such Notice of Termination.

d. Notice of Termination.  For purposes of this Agreement, a “Notice of Termination” shall mean a written notice (delivered in accordance with Section 9) that indicates the specific termination provision in this Agreement upon which the party intending to terminate the employment period is relying and sets forth in reasonable detail the facts and circumstances that provide a basis for termination of the employment period under such termination provision.

e. Definition of “Disability”.  For purposes of this Agreement, the Employee will be deemed to have a “Disability” under any of the following conditions: (i) the Employee is unable to render and perform substantially and continuously the Employee’s duties and services as required by this Agreement by reason of any medically determinable physical or mental condition that is expected to result in death or can be expected to last for a continuous period of not less than sixty (60) days or for ninety (90) days or more in any twelve-month period; (ii) the Employee is determined to be disabled in accordance with a disability income insurance program sponsored by the Employer; or (iii) the Employee is determined to be totally disabled by the Social Security Administration.  The determination of Employee’s “Disability” shall be made by an independent physician that is reasonably acceptable to Employer and Employee.  Any decision made by such independent physician shall be binding upon Employer and Employee.

f. Definition of “Cause”.  For purposes of this Agreement, “Cause” shall mean the Employee’s: (i) material and persistent failure to perform his duties and services in accordance with this Agreement, unless such failure is due to his Disability; (ii) breach of this Agreement or any portion or provision of this Agreement, including, but not limited to the restrictive covenants and confidentiality provisions contained in Sections 6 and 7 of this Agreement; (iii) failure to adhere to the TRC Code of Ethics or any employment policies of Employer, provided that Employee has been given a reasonable opportunity to comply with such policy; (iv) appropriation (or attempted appropriation) of a business opportunity of the Employer or TRC, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of the Employer or its Affiliates; (v) misappropriation (or attempted misappropriation) of any of the Employer’s funds or property or funds or property of any Affiliate; (vi)  conviction of, the indictment for (or its procedural equivalent), or the entering of a guilty plea or plea of no contest with respect to, a felony, the equivalent thereof, or any other crime with respect to which imprisonment is a possible punishment; (vii) commission of any act involving fraud or moral turpitude, or a determination by the Employer, in its sole discretion, that the Employee has demonstrated a dependence upon any addictive substance, including alcohol, controlled substances, narcotics or barbiturates; or (viii) engaging in any conduct constituting gross negligence or recklessness, that is materially injurious to the Employer or TRC, a customer of the Employer or TRC, or any of the Employer’s Affiliates.

g. Definition of “Good Reason”.  For purposes of this Agreement, the phrase “Good Reason” means the Employer’s material breach of this Agreement, which breach shall not be cured by Employer within ten (10) business days after the Employee furnishes written Notice of Termination for Good Reason to Employer.

h. Effect of Termination of Employment Period; Post-Termination Benefits.  Upon the termination of the employment period in accordance with this Section of the Agreement, the Employee’s obligation to render to the Employer the services described in Section 2 of this Agreement shall cease and the Employer shall pay the Employee or, in the event of his death while amounts remain payable hereunder, his “designated beneficiary”, as follows:

(i) Termination by the Employer with Cause or by the Employee without Good Reason.  If the employment period is terminated in accordance with Section 5.b.(ii) or Section 5.c.(ii) of this Agreement, the Employee will be entitled to receive solely that portion of his base salary and health insurance allowance, payable in accordance with the Employer’s normal payroll practices, accrued by the Employee as of the effective date of the termination of employment.  The Employee shall not be entitled to receive any salary or benefits thereafter, except as otherwise required in accordance with federal or state law or the terms of the plans governing the benefits provided hereunder.

(ii) Termination by the Employer without Cause or by the Employee with Good Reason.  If the Employee is terminated without Cause or Employee terminates his employment with Good Reason, Employee will be entitled to receive the salary and insurance allowance that would have been payable for the remainder of the term of this Agreement.  Employee’s right to receive the continued salary payments under this Section 5.h. shall be contingent upon Employer’s delivery of a satisfactory release against the Employer and Employee’s continued compliance with the covenants set forth in Sections 6 and 7 of this Agreement.

(iii) Termination upon Disability.  If this Agreement is terminated as a result of Employee’s Disability, Employer will pay Employee’s base salary and health insurance allowance for the lesser of (i) the ninety (90) day period following the date that Employee is determined to be disabled, or (ii) the period until disability insurance benefits commence under the disability insurance coverage Employee has obtained, if any.

(iv) Termination upon Death. If this Agreement is terminated because of Employee’s death, the estate of Employee will be entitled to receive the base salary and health insurance allowance to which Employee is entitled to receive for a period of thirty (30) days after the date of death.  Any payments made under this Section shall be paid to the designated beneficiary, or, if no beneficiary has been designated by Employee in a written notice prior to his death, to Employee’s estate.  Thereafter, the Employer shall have no further obligations to Employee’s beneficiary or estate under this Agreement.

(v) Benefits upon Termination. Other than the continued payment of the health insurance allowance, as specified in Section 5.h.(iv) above, Employee will not receive any payment or other compensation for any vacation, holiday, sick leave, or other leave unused as of the termination of this Agreement.

(vi) Release.  No amount shall be payable to the Employee under Section 5.h.(ii), (iii) or (iv) following the termination of employment unless the Employee (or the Employee’s designated beneficiary in the event of termination of this Agreement due to the Employee’s death) signs and delivers to the Employer, within fifteen (15) days after the termination of employment, a release and waiver of claims in a form prepared by and acceptable to the Employer.

6.	Confidential Information.

a. Confidential Information Defined. For the purposes of this Agreement, the phrase "Confidential Information" means any and all of the following: trade secrets concerning the business and affairs of the Employer, TRC and its direct or indirect subsidiaries, predecessors and other affiliated entities (the “TRC Group”), product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current, and planned research and development, current and planned distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code, machine code, and source code), computer software and database technologies, systems, structures, and architecture (and related formulae, compositions, processes, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, and methods); information concerning the business and affairs of any member of the TRC Group (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training techniques and materials, however documented); and notes, analysis, compilations, studies, summaries, and other material prepared by or for any member of the TRC Group containing or based, in whole or in part, on any information included in the foregoing.  Notwithstanding the foregoing, Confidential Information shall not include any information that Employee demonstrates was or became generally available to the public other than as a result of a disclosure of such information by the Employee or any other person under a duty to keep such information confidential.

b. Access to the Confidential Information. Immediately upon the Employee’s execution of this Agreement and continuing throughout the Employee’s employment with Employer, the Employer shall provide the Employee with access to Confidential Information.  Employee acknowledges: (i) that the Employer has devoted substantial time, effort, and resources to develop and compile the Confidential Information; (ii) public disclosure of such Confidential Information would have an adverse effect on the Employer and its business; (iii) the Employer would not disclose such information to Employee, nor employ or continue to employ Employee without the agreements and covenants set forth in this Agreement; and (iv) the provisions of this Section 6 are reasonable and necessary to prevent the improper use or disclosure of Confidential Information.

c. Nondisclosure Duties Regarding the Confidential Information. Employee agrees to use his best efforts to preserve and protect the Confidential Information to the greatest degree possible and therefore agree as follows:

(i)           Nondisclosure Commitment. Employee will hold in strictest confidence the Confidential Information and will not disclose it to any person, except with the specific prior written consent of the Employer or as may be required by court order, law, government agencies with which the Employer deals in the ordinary course of its business, or except to the extent such disclosure is necessary for Employee to perform his duties under this Agreement. Any trade secrets of the Employer will be entitled to all of the protections and benefits afforded under applicable laws. If any information that the Employer deems to be a trade secret is ruled by a court of competent jurisdiction not to be a trade secret, such information will, nevertheless, be considered Confidential Information for purposes of this Agreement. Employee hereby waives any requirement that the Employer submit proof of the economic value of any trade secret or post a bond or other security. Employee will not remove from the premises of the Employer, copy or record (regardless of the media), any Confidential Information, except to the extent such removal, copying or recording is necessary for Employee to perform his duties. Employee acknowledges and agrees that all Confidential Information, and physical embodiments thereof, whether or not developed by Employee, are the exclusive property of the Employer.

(ii)           Third Party Information. Employee recognizes that the TRC Group has received and in the future will receive information from third  parties that is confidential or proprietary in nature and subject to a duty on the part of the TRC Group to maintain the confidentiality of such information and to use it only for certain limited purposes. Employee agrees that he owes the Employer, and such third parties, during his employment and thereafter, a duty to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person (except as necessary in carrying out his duties under this Agreement) or to use it for the benefit of anyone other than for the Employer or such third party (consistent with the Employer’s agreement with such third party) without the express written authorization of the Employer.

(iii)           Returning Employer Documents. Employee agrees that, upon the termination of his employment, he will deliver to the Employer (and will not keep in his possession or deliver to any other person) all property, regardless of whether such items are represented in tangible, electronic, digital, magnetic or any other media, that Employee has produced or received during his employment with the Employer, whether or not related to the Confidential Information.

d. Disputes or Controversies. Employee recognizes that should a dispute or controversy arising from or relating to this Agreement be submitted for adjudication to any court or other third party, the preservation of the secrecy of Confidential Information may be jeopardized. All pleadings, documents, testimony, and records relating to any such adjudication will be maintained in secrecy and will be available for inspection by the Employer, Employee, and Employee’s or Employer’s respective attorneys and experts, who will agree, in advance and in writing, to receive, use, and maintain all such Confidential Information in secrecy, except as may be agreed by them in writing.

e. Time Period of Restrictions. The terms and conditions of this Section 6 shall apply during the course of Employee’s employment and for a five year period following the termination of this Agreement (including expiration upon non-renewal), unless sooner terminated in writing and signed by the Employer.

f. Enforcement. Employee acknowledges that (i) the Confidential Information is a valuable asset of the TRC Group and use of such Confidential Information would allow Employee to unfairly compete against the TRC Group, (ii) the restrictions contained in this Agreement are reasonable in scope and are necessary to protect the TRC Group’s legitimate interests in protecting its business, and (iii) any violation of the restrictions contained in this Agreement will cause significant and irreparable harm to the TRC Group for which the TRC Group has no adequate remedy at law.  The parties agree that damages at law, including, but not limited to, monetary damages, will or may be an insufficient remedy to the TRC Group and that (in addition to any remedies that are available to the TRC Group, all of which shall be deemed to be cumulative and retained by the TRC Group and not waived by the enforcement of any remedy available hereunder) the TRC Group shall also be entitled to obtain injunctive relief, including but not limited to a temporary restraining order, a temporary or preliminary injunction or a permanent injunction, to enforce the provisions of this Agreement, as well as an equitable accounting of and constructive trust for all profits or other benefits arising out of or related to any such violation, all of which shall constitute rights and remedies to which the TRC Group may be entitled.

7.	Restrictions During and After Employment.

a. Restrictive Covenants.  Employee agrees that the Employer’s commitment to enter into this Agreement with Employee is based, in part, upon the Employer’s interest in restraining Employee from competing against the TRC Group.  Employee agrees that the restrictions in this Section are reasonable and do not impose a greater restraint than is necessary to protect the goodwill or other business interests of the TRC Group.  For these reasons, Employee agrees to the following:

(i)           Noncompetition.  During the five year period commencing on the Effective Date or, if this Agreement is extended, the period ending two years after the date this Agreement is terminated (the “Restrictive Period”), Employee will not, and will cause his Affiliates to not, directly or indirectly, alone or in conjunction with any other person or entity, engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing or control of, be employed by, associated with, or in any manner connected with, lend the Employee’s name or any similar name to, lend the Employee’s credit to, or render services that are similar to the service he rendered to the Employer under this Agreement to any person or entity that is engaged in or intends to engage in business activities that are competitive with the Business of Employer, TRC or the TRC Group. For purposes of this Agreement, the “Business” of the Employer, TRC, and the TRC Group is (i) designing, manufacturing and marketing electrical safety products for the home and workplace; (ii) designing and supplying power monitoring and control equipment to the United States military and its prime contractors for tactical vehicles, naval vessels and mobile electric generators; (iii) manufacturing, producing, assembling, testing, marketing, promoting, and selling electronic products that utilize technology to enhance the performance of battery products; and (iv) any business activities and markets that may be added to the products and services offered by Employer, TRC or the TRC Group after the Effective Date.

(ii)           Solicitation of Customers.  During the Restrictive Period, Employee will not, and will cause his Affiliates to not, directly or indirectly, alone or in conjunction with any other person or entity, do business with or solicit Customer (as defined below) for purposes of selling products or services to such Customer that are in competition with the Employer’s Business. For purposes of this Agreement, the “Customers” of the Employer are those persons who, at any time during the course of Employee’ employment with the Employer are or were customers or clients of the TRC Group, as well as any prospective customers or clients of the TRC Group that were identifiable and known to Employee during his employment with the Employer.

(iii)           Solicitation of Employees. During the Restrictive Period, Employee will not, directly or indirectly, on behalf of himself or any other person or entity, solicit for employment or employ any current employee of any member of the TRC Group or any individual who was an employee of any member of the Employer at any time during the twelve month period prior to the solicitation or employment.

(iv)           Solicitation of Vendors.  During the Restrictive Period, Employee will not, either directly or indirectly, on behalf of himself or any other person or entity, solicit a current vendor or supplier of Employer for purposes of encouraging such vendor or supplier to cease or diminish providing products or services to any member of the TRC Group, or to change adversely the terms under which such vendor or supplier provides such products or services to any member of the TRC Group.

(v)           Non-interference.  During the Restrictive Period, Employee will not, directly or indirectly, interfere with the Employer’s relationship with any person who at the relevant time is an employee, contractor, supplier, or Customer of any member of the TRC Group. Following the termination of his employment, Employee will not, either directly or indirectly, access the computer systems of any member of the TRC Group, download files or any other information from the computer systems of any member of the TRC Group or in any way interfere, disrupt, modify or change any computer program used by any member of the TRC Group or any data stored on the computer systems of any member of the TRC Group.

b. Scope.  If any covenant contained in this Agreement is held to be unreasonable, arbitrary or against public policy, such covenant shall be considered divisible both as to time, Customers, competitive services and geographical area, such that each month within the specified period shall be deemed a separate period of time, each customer a separate customer, each competitive service a separate service and each geographical area a separate geographical area, resulting in an intended requirement that the longest lesser time and largest lesser customer base, service offering and geographical area determined not to be unreasonable, arbitrary or against public policy shall remain effective and be specifically enforceable.

c. Required Notice. Employee agrees that prior to beginning any new employment following the termination of employment with the Employer for any reason, Employee will provide the Employer with thirty (30) days’ written notice regarding his new employment. The notice will identify the Employee’s new employer, describe the duties Employee will perform for the new employer, and provide verification that Employee has informed the new employer of the confidentiality, noncompetition and other obligations under this Agreement.

d. Intent of Parties; Survival.  The covenants of Employee contained in Section 6 and Section 7 shall be construed as agreements independent of any other provision of Employee’s employment (including employment under this Agreement) and the existence of any claim Employee may have against the Employer shall not constitute a defense to the enforcement by the Employer of any covenants contained in Section 6 and Section 7.  The covenants contained in Section 6 and Section 7 shall survive the termination, expiration, non-renewal or cancellation of this Agreement.

8.    Ownership of Intellectual Property.  Employee acknowledges and agrees that all work performed, and all ideas, concepts, materials, products, software, documentation, designs, architectures, specifications, flow charts, test data, deliverables, improvements, discoveries, methods, processes, or inventions, trade secrets or other subject matter that (a) relate to the Employer, TRC or TRC Group’s competitive business activities or actual or demonstrably anticipated development or contemplated expansion thereof in which the Employee was directly or indirectly involved, (b) result from any work performed by Employee, alone or with others, for Employer, TRC or the TRC Group, (c) are developed on the Employer’s time or using the Employer’s equipment, supplies, facilities or Confidential Information, or (d) are based upon the Confidential Information of the Employer, TRC or the TRC Group, whether in written, oral, electronic, photographic, optical or any other form (collectively, “Materials”) are the property of the Employer, and all rights, title and interest therein shall vest in the Employer, and all Materials shall be deemed to be works made for hire and made in the course of his employment relationship with the Employer.  To the extent that title to any Materials has not or may not, by operation of law, vest in the Employer, or such Materials may not be considered works made for hire, Employee hereby irrevocably assigns all rights, title and interest therein to the Employer.  All Materials belong exclusively to the Employer, with the Employer having the right to obtain and to hold in its or their own name, copyrights, patents, trademarks, applications, registrations or such other protection as may be appropriate to the subject matter, and any extensions and renewals thereof.  Employee hereby grants to the Employer and its successors or assigns an irrevocable power of attorney to perform any and all acts and execute any and all documents and instruments on his behalf as the Employer may deem appropriate in order to perfect or enforce the rights defined in this Section.  Employer further agrees to give the Employer, or any person designated by the Employer, at the Employer’s expense, any assistance reasonably required to perfect or enforce the rights defined in this Section.  Employee shall communicate and deliver to the Employer promptly and fully all Materials conceived or developed by him (alone or jointly with others) during the period of his employment relationship with the Employer.

9.	Miscellaneous Provisions.

a.           Definitions.

(i) Affiliate:  The term “Affiliate” when used in this Agreement shall mean any other person or entity that directly or indirectly controls, or is under common control with, or is controlled by the specified person or entity, and if a person, any member of the immediate family of such individual.  As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract, or otherwise) and “immediate family” shall mean any parent, child, grandchild, spouse, or sibling.

(ii) Customers: The term “Customers” when used in this Agreement shall mean those persons who, at any time during Employee’s course of employment with the Employer are or were customers, clients, sales agents, or sales representatives of the Employer, predecessors of the Employer, TRC or Affiliates of TRC, as well as any prospective customers, clients, sales agents, or sales representatives of the Employer, TRC or Affiliates of TRC, which were identifiable and known to Employee during his employment with Employer.

b.           Notices.  All notices under this Agreement shall be in writing and shall be considered as properly given or made if hand delivered, sent by certified mail, overnight delivery service, facsimile or e-mail and addressed to the location set forth in the preamble to this Agreement or to such other address as any party may have designated by like notice furnished to all other parties hereto.  All notices shall be deemed effective when deposited in the U.S. mail, received by an overnight carrier or other delivery service or, when sent by facsimile or e-mail, when confirmation of delivery is obtained by the sender.

c.           Assignment.  This Agreement, including, but not limited to, the agreements contained in Sections 6 and 7 regarding non-competition, confidentiality, non-disparagement and non-solicitation, may be assignable by the Employer or TRC without the prior written consent of Employee.  This Agreement shall inure to the benefit of and be enforceable by the successors and assigns of the Employer or TRC, including any successor or assign to all or substantially all of the business and/or assets of the Employer, whether direct or indirect, by purchase, merger, consolidation, acquisition of stock or otherwise.  This is a personal service contract which shall not be assignable by Employee.

d.           Application of Florida Law; Jurisdiction.  This Agreement, and the application or interpretation thereof, shall be governed exclusively by its terms and by the laws of the State of Florida.  Venue for all purposes shall be deemed to lie within Pinellas County, Florida.  The parties agree that this Agreement is one for performance in Florida.  The parties to this Agreement agree that they waive any objection, constitutional, statutory or otherwise, to a Florida court’s exercise of jurisdiction over any dispute between them and specifically consent to the jurisdiction of the Florida courts.  By entering into this Agreement, the parties, and each of them understand that they may be called upon to answer a claim asserted in a Florida court.

e.           Legal Fees and Costs.  If a legal action is initiated by any party to this Agreement against the other party arising out of or relating to the alleged performance or non-performance of any right or obligation established hereunder, any and all fees, costs and expenses reasonably incurred by each successful party or its legal counsel in investigating, preparing for, prosecuting, defending against, or providing evidence, producing documents or taking any other action in respect of, such action shall be the obligation of and shall be paid or reimbursed by the unsuccessful party.

f.           Waiver of Jury Trial. The parties hereby acknowledge that any dispute arising out of this Agreement will necessarily include various complicated legal and factual issues and therefore knowingly, voluntarily and intentionally waive trial by jury in any litigation in any court with respect to, in connection with or arising out of this Agreement, or the validity, interpretation, or enforcement hereof.

g.           Waiver. The waiver by the Employer of a breach of this Agreement shall not be construed as a waiver of any subsequent breach by Employee.  The refusal or failure of the Employer to enforce the restrictive covenants contained herein or contained in any other similar agreement against any other employee, agent, or independent contractor of the Employer, TRC or its Affiliates, for any reason, shall not constitute a defense to the enforcement of this Agreement by the Employer or TRC against Employee, nor shall it give rise to any claim or cause of action by such Employee against the Employer, TRC or its Affiliates.

h.           Acknowledgments.  Employee acknowledges that he has been provided with a copy of this Agreement for review prior to signing it, that the Employer has encouraged Employee to have this Agreement reviewed by his attorney prior to signing it and that Employee understands the purposes and effects of this Agreement.  Employee further acknowledges that no statements made by Employer or TRC personnel or contained in the Employer or TRC employment materials of any kind (such as the Employer’s policy and procedures manuals) shall be construed to alter the at-will nature of Employee’s employment relationship with the Employer or imply that discharge will occur only for cause.

i.           Third Party Beneficiary.  TRC is an intended third party beneficiary and shall be entitled to pursue any action arising out of or relating to the alleged performance or non-performance of any right or obligation established under this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement on the 31st day of March, 2010.

“EMPLOYER”

PATCO ELECTRONICS, INC.

                /s/ Owen Farren
                        Owen Farren
Chief Executive Officer

                                                                                                         TECHNOLOGY RESEARCH CORPORATION

                                                                                                        /s/ Thomas G. Archbold
Thomas G. Archbold
Chief Financial Officer

 “EMPLOYEE”

/s/ Roger M. Boatman
Roger M. Boatman